UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2026

CYBER APP SOLUTIONS CORP.
(Exact name of Registrant as Specified in Its Charter)

Nevada	001-41946	98-1585090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Bering Drive
Suite 875
Houston, Texas 77057
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: 713-400-2987

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYRB	OTC Pink Open Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

On July 8, 2026, Cyber App Solutions Corp. (the "Company") issued the following letter to shareholders:

Dear Shareholders,

We are writing to provide shareholders with an update regarding Cyber App Solutions Corp. ("CYRB" or the "Company"), its current financial condition, and the actions being undertaken by its management and Board of Directors (the "Board") in an effort to preserve and maximize enterprise value in a manner consistent with the Board's fiduciary duties, applicable law, and the interests of the Company's shareholders.

As disclosed to shareholders in March 2026, the Company's secured creditors initiated foreclosure proceedings relating to substantially all of the Company's assets. As noted in the March 2026 letter to shareholders, an investment banking advisor was engaged to provide financial advisory services in connection with the evaluation of strategic alternatives.

Previously, Steven Looper and David Hobbs participated in the formation of Paramount Helium LLC ("Paramount") to evaluate certain helium separation and processing opportunities that were not being actively pursued or funded by CYRB at the time of Paramount's formation. This followed disclosure to and review by the Board of potential governance and conflict- related matters associated with these activities to ensure that the Company's interests were protected.

Paramount advanced funds in the form of a loan to the Company to make a payment to its secured creditors, providing an extension of the foreclosure process to July 7, 2026. During that period, the Company has worked with Paramount to secure a path to preserve the vast majority of shareholders' economic interest in the St. Johns Unit. Last week, Paramount advanced further funds in the form of a loan to make an additional payment to its secured creditors to further extend the foreclosure process until August 4, 2026.

On July 8, 2026, Paramount and Onfolio Holdings Inc ("Onfolio"), a public company trading on the Nasdaq Capital Market under the symbol ONFO, announced the execution of a binding letter of intent that contemplates a strategic combination between Paramount and Onfolio (the "Transaction"). In our discussions with Paramount, Paramount believes that the Transaction will create a public vehicle through which sufficient funds can be raised to purchase CYRB's secured debt and remove the threat of foreclosure. Paramount has agreed to terms with the secured creditors of CYRB that their lien on the assets of CYRB (the "Lien") can be purchased for $30 million which can be made in three payments of $10 million over the course of the next four months with precise terms subject to definitive documentation. Paramount has communicated to CYRB that they intend to work with CYRB to equitize the debt upon completion of the acquisition of the debt.

Because Messrs. Looper and Hobbs serve in management and governance roles involving both CYRB and Paramount, the Board established a committee comprised solely of the Company's independent directors (the "Independent Committee") to evaluate, supervise, negotiate, reject, or recommend any potential related-party transaction through an independent governance process.

The Independent Committee was authorized to retain independent legal, financial, restructuring, and other advisors as it deemed appropriate. In evaluating available alternatives, the Board and the Independent Committee have relied in good faith upon information, analyses, and advice provided by management and external legal, financial, restructuring, accounting, and other professional advisors.

After consideration of the available alternatives presently known to the Independent Committee, the Independent Committee has advised the Board that, subject to satisfactory completion of due diligence, negotiation of definitive agreements, financing arrangements, required third-party consents, and receipt of any required fairness opinions and approvals, it believes that a strategic transaction involving Proton Green and Paramount (following Paramount's combination with Onfolio and purchase of the Lien) may represent the most viable presently available pathway toward attracting additional investment capital, resolving existing indebtedness, preserving certain operational assets, and maximizing potential enterprise value and is in the best interest of shareholders. After consideration of the Independent Committee's advice and the available alternatives presently known to the Board, the Board agrees with the Independent Committee's assessment.

The Independent Committee has further advised the Board that any proposed allocation of value among Proton Green, Paramount, or other stakeholders remains preliminary, subject to continuing negotiation and independent financial review, and may change prior to execution of any definitive agreements. An investment bank may be requested to provide a fairness opinion with respect to one or more proposed transactions if and when sufficient transaction certainty, financial information, and definitive terms become available. No fairness opinion has been rendered as of the date of this communication.

The Board and management recognize the seriousness of the Company's current financial circumstances. Throughout this process, the Board has sought to ensure that any transaction involving related parties is subjected to appropriate independent oversight, procedural safeguards, and governance protections. The Board acknowledges the substantial efforts and engagement of the Company's independent directors, Dr. Terrence Martell and Fred Schoenhut, in overseeing this process.

No assurance can be given that any such transaction will ultimately be consummated. At this time all discussions are preliminary and the Board makes no assurance regarding the outcome of any strategic alternative, restructuring process, foreclosure proceeding, financing transaction, or business combination. The Board reserves the right to pursue, reject, modify, defer, or terminate any strategic, financing, restructuring, insolvency-related, or other transaction or alternative at any time based upon evolving circumstances, available information, legal requirements, creditor considerations, and fiduciary obligations.

Additionally, the Board intends to convene a shareholder's meeting as soon as possible at the offices of Proton Green LLC, 2000 Bering Drive, Suite 875, Houston, Texas 77057. The meeting will also be conducted via Zoom for shareholders unable to attend in person.

Proxy materials will be distributed separately and will include resolutions relating to the confirmation of the appointments of Fred Schoenhut and Dr. Terrence Martell to the Board, together with such other matters as the Board may determine require shareholder approval or ratification in connection with the discharge of its fiduciary obligations and the evaluation or implementation of strategic alternatives. Steven Looper, David Hobbs and holdings affiliated with Jim Culver and Bill Kerrigan have agreed to commit that their shareholdings will be voted in favor of confirming these appointments.

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, include, but are not limited to, statements regarding potential financing transactions, restructuring alternatives, strategic transactions, operational continuity, foreclosure proceedings, bankruptcy-related processes, and potential business combinations. These statements are based on current expectations, estimates, projections, and assumptions that involve substantial risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from those expressed or implied by such statements. The Company undertakes no obligation to update forward-looking statements except as required by applicable law.

Sincerely,

Steve Looper Chief Executive Officer Cyber App Solutions Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APP SOLUTIONS CORP.

Date: July 8, 2026	By: /s/ Steven Looper
Steven Looper Chief Executive Officer and President